Exhibit 99.1

Forward Looking Statements This presentation contains forward-looking statements, including but not limited to projections of future earnings, that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Significant risks and uncertainties that may affect the Company's future performance are set forth in the Company's Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

(1) Managed receivables are non-GAAP financial measures and represent the sum of owned (GAAP) business credit card receivables and securitized business credit card receivables. We believe that performance on a managed basis provides useful supplemental information to investors because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables. 5 * 2006 information reflects guidance communicated in November 2005; we are not updating guidance today. Managed Receivables Detail

Credit card mail solicitations hit an all-time high last year, but response rates were lower than ever before.

2005 Direct Mail Volume by Issuer Chase Capital One American Express Citibank HSBC MBNA Washington Mutual Discover Bank of America 1809 1055 999 905 671 649 486 485 403 in millions

Business Cards Managed Receivables 2000 2001 2002 2003 2004 2005 2006 Guidance 1659 2043 2594 2982 3295 3760 4100 400 $1,659 $2,043 $2,594 $2,982 $3,295 $3,760 in millions; at year end 10% - 20% Growth Range 2006 information reflects guidance communicated in November 2005; we are not updating guidance today.

Business Cards Customers 2000 2001 2002 2003 2004 2005 2006 Estimate Total Customers 586 683 780 787 778 877 925 60 in thousands; at year end 925 - 985 Customers are defined as open accounts, and closed accounts with a balance; charged-off accounts are excluded.

Business Cards Issued 2000 2001 2002 2003 2004 2005 2006 Estimate Circulation 849 1020 1171 1354 1469 1732 1900 200 in thousands; at year end 1,900 - 2,100

Business Cards Transaction Volume 2000 2001 2002 2003 2004 2005 2006 Guidance Volume 3500 4400 5500 7000 8300 9800 11300 500 in millions 15% - 20% Growth Range 2006 information reflects guidance communicated in November 2005; we are not updating guidance today.

Advanta FTE 2000 2001 2002 2003 2004 2005 2006 Estimate FTE 2495 757 928 889 959 876 900 20 900 - 920 at year end

Business Cards Pretax Income 2000 2001 2002 2003 2004 2005 2006 Guidance pretax 45 64 63 56 75 89 120 5 in millions $120 - $125 2006 information reflects guidance communicated in November 2005; we are not updating guidance today.

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